Exhibit 10.1
EXECUTION VERSION

SEVENTH AMENDMENT
TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF OCTOBER 21, 2015
AMONG

LINN ENERGY, LLC,
AS BORROWER,

THE GUARANTORS,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

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SEVENTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Seventh Amendment”) dated as of October 21, 2015, among LINN ENERGY, LLC, a Delaware limited liability company (the “Borrower”); the Guarantors signatory hereto; each of the Lenders party to the Credit Agreement referred to below that are signatory hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent, the Lenders and the other Agents party thereto entered into that certain Sixth Amended and Restated Credit Agreement dated as of April 24, 2013 as amended by that certain First Amendment dated as of October 30, 2013, that certain Second Amendment dated as of December 13, 2013, that certain Third Amendment dated as of April 30, 2014, that certain Fourth Amendment dated as of August 6, 2014, that certain Fifth Amendment dated as of September 10, 2014 and that certain Sixth Amendment dated as of May 12, 2015 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower and its Subsidiaries.
B.    The Borrower has requested and the Administrative Agent and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.
C.    NOW, THEREFORE, to induce the Administrative Agent and the Majority Lenders to enter into this Seventh Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Seventh Amendment. Unless otherwise indicated, all section or article references in this Seventh Amendment refer to sections or articles of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendment to Section 1.02. Section 1.02 is hereby amended (a) with respect to each defined term below that is defined in Section 1.02 of the Credit Agreement, deleting such defined term from such Section 1.02 and replacing it with the analogous term below and (b) with respect to each defined term below that is not in Section 1.02 of the Credit Agreement, adding such defined term to such Section 1.02 in the appropriate alphabetical order thereto:
“‘Agreement’ means this Sixth Amended and Restated Credit Agreement, as amended by the First Amendment dated as of October 30, 2013, the Second Amendment dated as of December 13, 2013, the Third Amendment dated as of April 30, 2014, the Fourth Amendment dated as of August 6, 2014, the Fifth Amendment dated as of September 10, 2014, the Sixth Amendment dated as of May 12, 2015 and the Seventh Amendment dated as of October 21, 2015 (the

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“Seventh Amendment”), as the same may from time to time be further amended, modified, supplemented or restated.
‘Applicable Margin’ means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate
Less than or equal to 30%	1.750%	0.750%	0.500%
Greater than 30% and less than or equal to 60%	2.000%	1.000%	0.500%
Greater than 60% and less than or equal to 75%	2.250%	1.250%	0.500%
Greater than 75% and less than or equal to 90%	2.500%	1.500%	0.500%
Greater than 90%	2.750%	1.750%	0.500%

Each change in the Applicable Margin or the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), then until such time as a Reserve Report is delivered the “Applicable Margin” and “Commitment Fee Rate” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.
‘Berry Refinancing Debt’ means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to extend, renew, replace, defease, discharge, refund, refinance or otherwise retire for value, in whole or in part (for purposes of this definition, a “Refinancing”), the Berry Senior Debt; provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the then outstanding principal amount of the Berry Senior Debt and (ii) an amount necessary to pay any fees, expenses, accrued but unpaid interest and premiums related to such Refinancing plus any original issue discount associated with such new Debt; (b) such new Debt has a stated maturity no earlier than the date that is 91 days after the Maturity Date; and (c) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable,

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the Guaranty Agreement) to at least the same extent as the Berry Senior Debt or is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent.
‘Disqualified Capital Stock’ means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
‘EBITDA’ means, for any period, (a) Consolidated Net Income for such period plus (b) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: exploration expenses, Interest Expense, income or franchise taxes, depreciation, depletion, amortization and other similar charges, minus (c) the following expenses or charges to the extent included in Consolidated Net Income for such period: all noncash income and all cancellation of debt income.
‘Intercreditor Agreement’ means an intercreditor agreement in form and substance reasonably acceptable to the Majority Lenders, with such amendments, supplements, changes or other modifications from time to time as the Majority Lenders may approve, among the Borrower, the Guarantors and the Administrative Agent, as the representative of the Secured Parties, and the Junior Lien Representatives.
‘Junior Lien Debt’ means Debt (i) of the Borrower and the Guarantors secured by the Mortgaged Properties on a junior lien basis to the Indebtedness, on the terms and conditions set forth in (and with a Junior Lien Representative at all times party to) an Intercreditor Agreement, and (ii) as to which a representative of the holders of such Debt, acting on behalf of such holders, shall have become party to the Intercreditor Agreement as a Junior Lien Representative.
‘Junior Lien Representative’ or ‘Junior Lien Representatives’, as applicable, means one or more collateral agents or representatives for the holders of the relevant Junior Lien Debt and such other Persons as may from time to time become party thereto in accordance with the terms thereof.
‘Loan Documents’ means this Agreement, the Notes, each Intercreditor Agreement, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

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‘Maturity Date’ means the earliest of (a) April 6, 2019, (b) 91 days prior to the earliest stated maturity date for any Junior Lien Debt not taking into account any springing maturity dates for such Junior Lien Debt, to the extent such Junior Lien Debt is outstanding as of such date, and (c) 91 days prior to each date to which the maturity date of any then outstanding Junior Lien Debt would spring (each such 91-day earlier date, a “Maturity Test Date”) as a result of a springing maturity concept contained therein, if on the applicable Maturity Test Date the conditions that would cause the applicable Junior Lien Debt not to have a springing maturity have not been satisfied.
‘Permitted Refinancing Debt’ means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to extend, renew, replace, defease, discharge, refund, refinance or otherwise retire for value, in whole or in part (for purposes of this definition, a “Refinancing”), any other Debt or any Permitted Refinancing Debt theretofore incurred (for purposes of this definition, as applicable, the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the original principal amount of the Refinanced Debt and (ii) an amount necessary to pay any fees, expenses, accrued but unpaid interest and premiums related to such Refinancing plus any original issue discount associated with such new Debt, (b) such new Debt has a stated maturity no earlier than the date that is 91 days after the Maturity Date and (c) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt or is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent.
‘Secured Parties’ means, at any time, (a) the Administrative Agent, (b) each Lender or Issuing Bank under this Agreement, (c) each Secured Hedge Provider, (d) the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any Loan Document and (e) each other holder of, or obligee in respect of, any Indebtedness, in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Loan Document outstanding at such time.
‘Seventh Amendment’ has the meaning set forth in the definition of Agreement.
‘Seventh Amendment Effective Date’ means October 21, 2015.’”
2.2    Amendment to Section 2.09(d). Section 2.09(d) is hereby amended by replacing the reference to (a) “1.5%” in clause (i) thereof with “1.75%” and (ii) “2.5%” in clause (ii) thereof with “2.75%”.
2.3    Amendment to Section 8.10. Section 8.10 is hereby amended by adding the following Section 8.10(c):

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“(c)    The Borrower will not, and will not permit any Restricted Subsidiary to, grant a Lien on any Property to secure the Junior Lien Debt without first (i) giving ten (10) days’ (or such shorter period as the Administrative Agent may, in its sole discretion, agree) prior written notice to the Administrative Agent thereof and (ii) to the extent not already granted, granting to the Administrative Agent to secure the Indebtedness a first-priority, perfected Lien on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent (subject only to (i) Excepted Liens and (ii) Liens permitted under Section 9.03(c), to the extent the Liens on such Property securing the Indebtedness have priority over the Liens securing the Junior Lien Debt). In connection therewith, the Borrower shall, or shall cause its Restricted Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.”

2.4    Amendment to Section 8.19. Section 8.19 is hereby amended by replacing the phrase “become Restricted Subsidiaries pursuant to Section 9.18(c)” with the phrase “comply with clause (ii) of the definition of the Berry Consolidation (as defined in the Seventh Amendment)”.
2.5    Amendment to Article VIII. Article VIII is hereby amended by adding the following Section 8.20:
“Section 8.20    Collateral Coverage. Notwithstanding Section 8.13(a), in connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 90% of the total value of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in the most recently completed Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties represent less than 90% of the total value of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in the most recently completed Reserve Report, the Borrower shall, and shall cause its Restricted Subsidiaries to grant (a) as soon as possible but in no event later than ninety (90) days after the Seventh Amendment Effective Date (or such later date as the Administrative Agent may, in its sole discretion, agree) and (b) within ninety (90) days of the delivery of the certificate contemplated by Section 8.11(c) (or such later date as the Administrative Agent may, in its sole discretion, agree) beginning with the certificate to be delivered on or before March 1, 2016, to the Administrative Agent or its designee as security for the Indebtedness a first-priority Lien interest (subject to Liens permitted by Section 9.03 which may attach to Mortgaged Property) on additional Oil and Gas Properties of the Borrower and its Restricted Subsidiaries not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties are equal to or greater than 90% of the total value of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in such Reserve Report. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in

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form and substance reasonably satisfactory to the Administrative Agent or its designee and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b).”
2.6    Amendment to Section 9.01. Section 9.01 is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a)    Ratio of EBITDA to Interest Expense. The Borrower will not, as of the last day of any fiscal quarter permit the ratio of EBITDA for the Borrower and its Consolidated Restricted Subsidiaries for the period of four fiscal quarters then ending to Interest Expense for such period to be less than (i) 2.00 to 1.00 for any fiscal quarter ending during the period including December 31, 2015 through and including December 31, 2016, (ii) 2.25 to 1.00 for the fiscal quarters ending on March 31, 2017 and June 30, 2017 and (iii) 2.50 to 1.00 for any fiscal quarter thereafter.
(b)     Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets of the Borrower and its Consolidated Restricted Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries (excluding non-cash obligations under FAS 133, current maturities of any Senior Notes or Junior Lien Debt which have been tendered for or with respect to which the Borrower or applicable Consolidated Restricted Subsidiary has exercised a redemption right and which are required by GAAP to be current and current maturities under this Agreement) to be less than 1.0 to 1.0.”
2.7    Amendment to Section 9.02. Section 9.02 is hereby amended by (a) amending and restating Section 9.02(f) as set forth below and (b) adding the following Section 9.02(k):
“(f)    Funded Debt and any guarantees thereof incurred after the Effective Date, provided that (i) at the time such Debt is incurred (A), no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence thereof (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) immediately after the incurrence of such Debt (excluding any such incurrence in the form of a debt for debt exchange), the Borrowing Base shall be adjusted in accordance with Section 2.07(e) and prepayment shall be made to the extent required by Section 3.04(c)(iii), (iii) such Debt does not have any scheduled amortization prior to the date that is 91 days after the Maturity Date, (iv) such Debt does not mature sooner than the date that is 91 days after the Maturity Date, (v) the economic terms of such Debt and any guarantee thereof are on market terms for issuers of similar size and credit quality given the then prevailing market conditions, (vi) such Debt does not have any mandatory prepayment or redemption provisions (other than customary change of control or

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asset sale tender offer provisions and, in respect of any Junior Lien Debt, springing maturity dates so long as the Maturity Date is no later than 91 days prior to any such springing maturity date) which would require a mandatory prepayment or redemption in priority to the Indebtedness and (vii) with respect to any such Debt incurred pursuant to this Section 9.02(f) that is Junior Lien Debt, (A) such Debt is issued in exchange for Senior Notes or Berry Senior Debt and (B) the aggregate outstanding principal amount thereof at any time is not in excess of the difference between $4,000,000,000 and the principal amount of Junior Lien Debt incurred pursuant to Section 9.02(k) outstanding at such time; and any Permitted Refinancing Debt in respect thereof.”
“(k)    Junior Lien Debt not issued in exchange for Senior Notes or Berry Senior Debt provided that:
(i) the aggregate outstanding principal amount of such Junior Lien Debt at any time shall not exceed the lesser of (A) $1,000,000,000 and (B) the difference between $4,000,000,000 and the principal amount of Junior Lien Debt issued pursuant to Section 9.02(f) outstanding at such time;
(ii) at the time such Junior Lien Debt is incurred, (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Junior Lien Debt after giving effect to the incurrence thereof (and any concurrent repayment of Debt with the proceeds of such incurrence);
(iii) except as provided in Section 3(c) of the Seventh Amendment, immediately after the incurrence of such Junior Lien Debt, the Borrowing Base then in effect shall be reduced by an amount equal to 0.25 multiplied by the stated principal amount of such Junior Lien Debt (without regard to any original issue discount);
(iv) such Junior Lien Debt does not have any scheduled amortization prior to the date that is 91 days after the Maturity Date;
(v) such Junior Lien Debt does not mature prior to the date that is 91 days after the Maturity Date; and
(vi) the economic terms of such Junior Lien Debt and any guarantee thereof are on market terms for issuers of similar size and credit quality given the then prevailing market conditions; and
any Permitted Refinancing Debt in respect thereof.”

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2.8    Amendment to Section 9.03. Section 9.03 is hereby amended by adding the following Section 9.03(h):
“(h)     Liens to secure Junior Lien Debt permitted by Sections 9.02(f) and (k); provided that any such Lien is junior in priority to the Lien granted on such Property to secure the Indebtedness (subject to the applicable Intercreditor Agreement) and the Borrower complies with Section 8.10(c).”
2.9    Amendment to Section 9.04(a). Section 9.04(a) is hereby amended by deleting the “and” from the end of clause (v) thereof, renumbering clause (vi) thereof as clause (vii) and adding a new clause (vi) to read as follows:
“(vi) the Borrower may make one or more special distributions to the Excluded Subsidiary, in an aggregate amount necessary for the payment of certain tax liabilities of the Excluded Subsidiary, and”
2.10    Amendment to Section 9.04(b). Section 9.04(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(b)    Redemption or Repayment of Senior Notes. The Borrower will not, and will not permit any Restricted Subsidiary to: (i) call, make or offer to make any optional Redemption of or otherwise optionally Redeem whether in whole or in part or repay any Senior Notes or any Funded Debt issued under Section 9.02(f) or Section 9.02(k), except with the proceeds of:
(A) Sales permitted hereunder,
(B) Casualty Events,
(C) the sale or issuance of Equity Interests,
(D) the sale or issuance of Funded Debt to the extent it can be incurred under Section 9.02(f) or Section 9.02(k) or Permitted Refinancing Debt, in each case, in accordance with Section 3.04, provided that for any Redemption made pursuant to subclauses (i)(A), (i)(B) or (i)(C) above, the sum of (I) the amount equal to (1) the lesser of the Available Borrowing Base and the Aggregate Maximum Credit Amount less (2) the Revolving Credit Exposure plus (II) unrestricted cash and cash equivalents held by the Borrower and its Restricted Subsidiaries is not less than the greater of $500,000,000 or 15% of the then effective Available Borrowing Base after giving effect to such Redemption;
(ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any notes evidencing the Senior Notes, or any indenture, agreement, instrument, certificate or

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other document relating to any Funded Debt incurred under Section 9.02(f) or Section 9.02(k) or Permitted Refinancing Debt permitted hereunder if:
(A) the effect of such amendment, modification or waiver is to shorten the final maturity to a date that is earlier than the date that is 91 days after the Maturity Date, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or modify the method of calculating the interest rate,
(B) such action adds covenants, events of default or other agreements to the extent more restrictive, taken as a whole, than those contained in this Agreement, or
(C) such action adds collateral unless the Loan Documents are being amended at the same time to reflect such new collateral, provided that the foregoing shall not prohibit the execution of supplemental agreements in connection with the issuance of Permitted Refinancing Debt or the addition of guarantors if required by the terms thereof; and
(iii) if the Senior Notes are contractually subordinated in right of payment, designate any Debt (other than obligations of the Borrower and the Restricted Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any indentures or other documents relating to any subordinated Debt permitted hereunder.”
2.11    Amendment to Section 9.05(p). Section 9.05(p) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(p) Investments in the Excluded Subsidiary consisting of (i) any Affiliate Services, (ii) on or after the consummation of the Acquisition, capital contributions to the Excluded Subsidiary in each of the calendar years 2013, 2014 and 2015, in an aggregate amount not to exceed $6,000,000 (when combined with the amount of any Restricted Payment made in accordance with Section 9.04(a)(v)) in each such calendar year, for the payment of certain tax liabilities of the Excluded Subsidiary and (iii) capital contributions to the Excluded Subsidiary in an aggregate amount (without duplication of any amounts paid under Section 9.04(a)(vi)) necessary for the Excluded Subsidiary to pay its tax liabilities.”
2.12    Amendment to Section 9.10. Section 9.10 is hereby amended by deleting clause (b) thereto in its entirety and replacing such clause with the following:
“(b) any Subsidiary of the Borrower may participate in a merger or consolidation with any Guarantor in a transaction in which either such Guarantor is the surviving entity or transferee or the surviving entity or transferee becomes a Guarantor pursuant to Section 8.13(b),”

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2.13    Amendment to Section 9.11(b). Section 9.11(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(b) farm-outs of acreage to which no Proved Reserves in which the Borrower or any Restricted Subsidiary has an interest are attributable and assignments in connection with such farm-outs (for purposes of this clause, farm-out means any contract whereby any Oil and Gas Property, or any interest therein, may be earned by one party, by the drilling or committing to drill one or more wells by that party, whether directly or indirectly).”
2.14    Amendment to Section 9.11(d)(iii). Section 9.11(d)(iii) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(iii) in the case of any Sale of Oil and Gas Properties included in the most recently delivered Reserve Report or Equity Interests of a Restricted Subsidiary directly or indirectly owning Oil and Gas Properties included in the most recently delivered Reserve Report, if the aggregate value, if any, attributable to such Oil and Gas Properties and/or the Oil and Gas Properties directly or indirectly owned by such Subsidiary, as applicable, in the most recently delivered Reserve Report, together with the aggregate value, if any, attributable to the Oil and Gas Properties in such Reserve Report in respect of all other Sales of Oil and Gas Properties and Subsidiaries effected since the most recent Scheduled Redetermination Date, would exceed an amount equal to five percent (5%) of the then effective Borrowing Base, the Borrowing Base shall be reduced, effective immediately upon the consummation of such Sale, by an amount equal to the value, if any, attributable to the Property that is being disposed of pursuant to such Sale in the then-current Borrowing Base, as determined in good faith by Administrative Agent and confirmed by the Super-Majority Tier I Lenders;”

2.15    Amendment to Section 9.16(a). Section 9.16(a) is hereby amended by adding the following Section 9.16(a)(v) thereto:
“(v)    Swap Agreements in respect of natural gas (x) with an Approved Counterparty, (y) the notional volumes for which do not exceed, as of the date such Swap Agreement is executed, 70% of the reasonably anticipated projected consumption of natural gas by the Borrower’s and its Consolidated Subsidiaries’ California operations (based upon the Borrower’s internal projections) for each month during the period during which such Swap Agreement is in effect and (z) with a tenor of not more than 36 months. If, at the end of any fiscal quarter the Borrower determines that the notional amounts of Swap Agreements in respect of natural gas purchases for such California operations exceed 70% of the Borrower’s most recent internal projections of such consumption for future periods, then the Borrower shall, within thirty (30) days of such determination (or such longer period agreed to by the Administrative Agent in its sole discretion), terminate, create off-setting positions or otherwise unwind existing Swap Agreements in order to comply with this Section 9.16(a)(v).”

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Section 3.    Borrowing Base.
(a)    From and after the Seventh Amendment Effective Date, the Borrowing Base shall be, and hereby is, equal to the amount of $4,050,000,000 and the Available Borrowing Base shall be, and hereby is, equal to the amount of $3,550,000,000, which Borrowing Base and Available Borrowing Base shall remain in effect until (i) January 1, 2016 if the Berry Consolidation (as defined below), has not occurred on or before such date or (ii) the next Scheduled Redetermination of the Borrowing Base if the Berry Consolidation has occurred on or before such date. For purposes of Section 3 of this Seventh Amendment, “Berry Consolidation” means:
(i) the repayment in full and termination of any commitments under the Berry Revolver;
(ii) the classification of Berry as a Restricted Subsidiary in accordance with Section 9.18(c) (which condition in this subclause (ii) may be satisfied by satisfaction of the condition in subclause (iii)(B) below, if applicable);
(iii) either (A) the guarantee by Berry of the Indebtedness pursuant to Section 8.13(b) or (B) the merger or consolidation of Berry with a Guarantor; and
(iv) the issuance by the Borrower of Junior Lien Debt of the type permitted by Section 9.02(k) on or before December 31, 2015 in an aggregate principal amount of not less than $250,000,000, and no Default occurs immediately thereafter as a result of such actions.
(b)    If the Berry Consolidation has not occurred before January 1, 2016, the Borrowing Base shall be equal to the amount of $3,600,000,000 and the Available Borrowing Base shall be equal to the amount of $3,100,000,000 on such date subject to any deductions pursuant to Section 3(c) below, which Borrowing Base and Available Borrowing Base shall remain in effect until the next Scheduled Redetermination.
(c)    The Borrowing Base and Available Borrowing Base shall not be subject to any adjustment in accordance with Section 9.02(k)(iii) for the issuance of any Junior Lien Debt pursuant to Section 9.02(k) during the period beginning with the Seventh Amendment Effective Date and ending on the next Scheduled Redetermination Date if the Berry Consolidation occurs on or before January 1, 2016, provided that if the Berry Consolidation does not occur on or before January 1, 2016, the Borrowing Base and Available Borrowing Base set forth in Section 3(b) above shall each be reduced on January 1, 2016 by the amount set forth in Section 9.02(k)(iii) for any Junior Lien Debt issued prior to January 1, 2016 pursuant to Section 9.02(k). For the avoidance of doubt, if the Berry Consolidation does not occur on or before January 1, 2016, the provisions of Section 9.02(k)(iii) shall apply for any Junior Lien Debt issued after such date.
(d)    During the period beginning with the Seventh Amendment Effective Date and ending on the earlier of the date of the Berry Consolidation and January 1, 2016, the

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Borrower agrees that it shall not request any Loan or Letter of Credit, and no Loan shall be made and no Letter of Credit shall be issued, if after giving effect thereto, the sum of the total Revolving Credit Exposures and the outstanding principal balance of all Term Loans is greater than $3,600,000,000. The Borrower acknowledges and agrees that if it makes a request for any Loan or Letter of Credit in excess of such amount, such request for the excess amount will be denied.
(e)    Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.12(c), or Section 9.11(d).
(f)    Each of the Borrower, on the one hand, and the Administrative Agent and the Super-Majority Tier 1 Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to Section 3(a) of this Seventh Amendment shall constitute the Scheduled Redetermination that was scheduled to occur on October 1, 2015. This Section 3 constitutes the New Borrowing Base Notice in accordance with Section 2.07 of the Credit Agreement.
Section 4.    Conditions Precedent. This Seventh Amendment shall become effective on the date (such date, the “Seventh Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):
4.1    The Administrative Agent shall have received (a) all fees and other amounts due and payable on or prior to the Seventh Amendment Effective Date and all other fees the Borrower has agreed to pay in connection with this Seventh Amendment and (b) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
4.2    The Administrative Agent shall have received from Lenders constituting Super-Majority Tier I Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Seventh Amendment signed on behalf of such Person.
4.3    The Administrative Agent shall have received from Borrower financial and operational projections for the Borrower for the calendar year 2016, prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation.
4.4    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Seventh Amendment.
The Administrative Agent is hereby authorized and directed to declare this Seventh Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Agreement for all purposes.
Section 5.    Miscellaneous.

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5.1    Confirmation. The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the effectiveness of this Seventh Amendment.
5.2    Ratification and Affirmation; Representations and Warranties. Each of the Borrower and the Guarantors hereby (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms (i) its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby, and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Indebtedness in accordance with the terms thereof, after giving effect to this Agreement; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Seventh Amendment:
(a)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,
(b)    no Default or Event of Default has occurred and is continuing, and
(c)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.3    Loan Document. This Seventh Amendment is a Loan Document.
5.4    Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Seventh Amendment by facsimile transmission or other electronic delivery shall be effective as delivery of a manually executed counterpart hereof.
5.5    NO ORAL AGREEMENT. THIS SEVENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.
5.6    GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
5.7    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby,

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including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
5.8    Severability. Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
5.9    Successors and Assigns. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the date first written above.

BORROWER:	LINN ENERGY, LLC

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Seventh Amendment

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GUARANTORS:	LINN ENERGY HOLDINGS, LLC

LINN OPERATING, INC.

MID-CONTINENT HOLDINGS I, LLC

MID-CONTINENT HOLDINGS II, LLC

MID-CONTINENT I, LLC

MID-CONTINENT II, LLC

LINN MIDSTREAM, LLC (formerly Linn Gas Marketing, LLC)

LINN EXPLORATION & PRODUCTION MICHIGAN LLC

LINN MIDWEST ENERGY LLC

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	Executive Vice President and Chief Financial Officer

LINN EXPLORATION MIDCONTINENT, LLC

By: Mid-Continent Holdings II, LLC, its sole member, as Member/Manager

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Seventh Amendment

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

Signature Page to Seventh Amendment

ABN AMRO Capital USA LLC

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

Signature Page to Seventh Amendment

Associated Bank, N.A.

By:	/s/ Brian Caddell
Name:	Brian Caddell
Title:	Senior Vice President

Signature Page to Seventh Amendment

Bank of America, N.A.

By:	/s/ Alia Qaddumi
Name:	Alia Qaddumi
Title:	Vice President

Signature Page to Seventh Amendment

BANK OF MONTREAL

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

Signature Page to Seventh Amendment

Bank of Nova Scotia

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

Signature Page to Seventh Amendment

BARCLAYS BANK PLC

By:	/s/ Luke Syme
Name:	Luke Syme
Title:	Assistant Vice President

Signature Page to Seventh Amendment

BB&T

By:	/s/ Kelly Graham
Name:	Kelly Graham
Title:	Vice President

Signature Page to Seventh Amendment

BNP Paribas

By:	/s/ Ann Rhoads
Name:	Ann Rhoads
Title:	Managing Director

By:	/s/ Juan Carlos Sandoval
Name:	Juan Carlos Sandoval
Title:	Director

Signature Page to Seventh Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ William M. Reid
Name:	William M. Reid
Title:	Authorized Signatory

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

Signature Page to Seventh Amendment

Capital One, National Association

By:	/s/ Matthew L. Molero
Name:	Matthew L. Molero
Title:	Sr. Vice President

Signature Page to Seventh Amendment

CARGILL, INCORPORATED, as a Lender

By:	/s/ Tyler R Smith
Name:	Tyler R Smith
Title:	Authorized Signer

Signature Page to Seventh Amendment

Citibank, N.A.

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

Signature Page to Seventh Amendment

CITIZENS BANK, N.A.

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page to Seventh Amendment

COMERICA BANK

By:	/s/ William Robinson
Name:	William Robinson
Title:	Senior Vice President

Signature Page to Seventh Amendment

COMPASS BANK

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Managing Director

Signature Page to Seventh Amendment

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Dennis Petito
Name:	Dennis Petito
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

Signature Page to Seventh Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Michael Moreno
Name:	Michael Moreno
Title:	Authorized Signatory

Signature Page to Seventh Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

Signature Page to Seventh Amendment

DNB Capital LLC, as Lender

By:	/s/ Asulv Tveit
Name:	Asulv Tveit
Title:	First Vice President

By:	/s/ James Grubb
Name:	James Grubb
Title:	Vice President

Signature Page to Seventh Amendment

GOLDMAN SACHS LENDING PARTNERS, LLC

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

Signature Page to Seventh Amendment

The Huntington National Bank

By:	/s/ Margaret Niekrash
Name:	Margaret Niekrash
Title:	Vice President

Signature Page to Seventh Amendment

ING CAPITAL LLC

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

Signature Page to Seventh Amendment

JPMorgan Chase Bank N.A.

By:	/s/ Anson Williams
Name:	Anson Williams
Title:	Authorized Signatory

Signature Page to Seventh Amendment

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John Dravenstott
Name:	John Dravenstott
Title:	Vice President

Signature Page to Seventh Amendment

Macquarie Bank Limited

By:	/s/ Robert Trevena
Name:	Robert Trevena
Title:	Division Director

By:	/s/ Fiona Smith
Name:	Fiona Smith
Title:	Division Director

Signature Page to Seventh Amendment

Mizuho Bank, Ltd.

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Signature Page to Seventh Amendment

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Matthew Meyers
Name:	Matthew Meyers
Title:	Authorized Signatory

Signature Page to Seventh Amendment

Natixis, New York Branch

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

By:	/s/ Vikram Nath
Name:	Vikram Nath
Title:	Vice President

Signature Page to Seventh Amendment

PNC Bank, National Association

By:	/s/ Kyle T. Helfrich
Name:	Kyle T. Helfrich
Title:	Assistant Vice President

Signature Page to Seventh Amendment

Royal Bank of Canada

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

Signature Page to Seventh Amendment

The Royal Bank of Scotland plc

By:	/s/ Simon Mockford
Name:	Simon Mockford
Title:	Managing Director

Signature Page to Seventh Amendment

SOCIETE GENERALE

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

Signature Page to Seventh Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Ryo Suzuki
Name:	Ryo Suzuki
Title:	General Manager

Signature Page to Seventh Amendment

Sun Trust Bank

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice-President

Signature Page to Seventh Amendment

Toronto Dominion (New York) LLC

By:	/s/ Rayan Karim
Name:	Rayan Karim
Title:	Authorized Signatory

Signature Page to Seventh Amendment

U.S. Bank National Association

By:	/s/ James P. Cecil
Name:	James P. Cecil
Title:	Vice President

Signature Page to Seventh Amendment

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Managing Director

Signature Page to Seventh Amendment

WHITNEY BANK

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Senior Vice President

Signature Page to Seventh Amendment